Exhibit 99.1

CONFIDENTIAL DRAFT

BLINK CHARGING ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS

Revenue Growth, Operational Discipline, and Strategic Focus Position Blink for Solid Q4

Bowie, MD., – November 6, 2025 – Blink Charging Co. (NASDAQ: BLNK) (“Blink” or the “Company”), a leading global owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the third quarter ended September 30, 2025.

THIRD QUARTER HIGHLIGHTS

●	Third quarter service revenues grew 35.5% year-over-year (YOY) to $11.9M, driven by increased charger utilization and service revenues
●	Third quarter total revenues increased by 7.3% YOY to $27.0 million
●	Improved sequential gross margin to 35.8%
●	Reduced operating cash burn by 87% sequentially to $2.2 million
●	Reduced total operating expenses by 26% YOY and by 15% sequentially, adjusted for non-recurring items
●	Initiated transition to contract manufacturing, maintaining vertical integration of hardware and firmware design
●	Crypto payment integration remains on track for launch before year-end

The following top-line highlights are in thousands of dollars:

	Three Months Ended September 30
	2025	2024	% Change
Product Revenues	$13,035	$13,448	(3.1)%
Service Revenues(1)	11,863	8,754	35.5%
Other Revenues(2)	2,132	2,985	(28.6)%
Total Revenues	$27,030	$25,187	7.3%

(1)	Service Revenues consist of repeat charging service revenues, recurring network fees, and car-sharing service revenues.
(2)	Other Revenues consist of warranty fees, grants and rebates, and other revenues.

Mike Battaglia, President and CEO of Blink Charging, commented, “We’re proud of the strides we made in Q3 2025. After a modest start to the year, we’ve regained momentum, delivering year-over-year quarterly growth in total revenue, a strong gross margin of 36%, and more than 35% growth year-over-year in service revenues. This performance reflects not only recovery, but acceleration of the BlinkForward strategy that we announced earlier this year. Our focus on simplifying operations, reducing costs, and executing with discipline is yielding tangible results as we pursue profitability. Our transformation efforts are delivering the intended impact, and we’re entering the fourth quarter from a position of strength. The business is trending in the right direction, with improved focus, execution, and financial discipline that support our long-term growth objectives.”

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Michael Bercovich, Chief Financial Officer of Blink Charging, commented, “As we continue our transformation journey, this quarter reflects meaningful progress in strengthening our foundation for sustainable and disciplined growth. While top-line expansion remains important, our focus is on driving profitable, durable, and strategically aligned revenue. We have reduced operating expenses, enhanced gross margins, and managed cash burn. This discipline is not only evident in the numbers, but in the way we run the business every day. These decisive actions have streamlined operations, rationalized costs, and concentrated resources on the most accretive opportunities that have already delivered results.”

Shift to Contract Manufacturing

As part of our BlinkForward strategy, Blink is transitioning from in-house to contract manufacturing. This shift reflects our commitment to focusing on our core strengths while enabling our manufacturing partners to focus on what they do best.

By leveraging external expertise, Blink aims to accelerate production timelines, reduce overhead costs, and improve scalability. This transition enables Blink to execute efficiently while preserving ownership over hardware design and firmware development.

This balance of internal discipline and external efficiency is a key pillar of the BlinkForward strategy to drive Blink towards profitability and deliver long-term value.

BlinkForward Strategy in Action

Blink’s Q3 performance underscores the company’s execution of its BlinkForward strategy, focused on simplifying operations, accelerating scalable growth, and preserving capital. During the quarter, Blink successfully progressed towards the launch of our Shasta L2 Charger, initiated transition to contract manufacturing, and continued to streamline its cost structure. These actions reflect purposeful execution and agility in a dynamic market environment.

As of September 30, 2025, Blink has eliminated approximately $13 million in annualized operating expenses, exceeding initial expectations set when the BlinkForward initiative was introduced. This progress demonstrates Blink’s commitment to operational efficiency and capital discipline, and positions the company for sustainable, long-term growth. Management remains extremely focused on aligning expenditures with strategic priorities and scaling the business responsibly.

Business Outlook

Based on current visibility, Blink expects to achieve continued sequential revenue growth in the second half  of 2025 with positive trends continuing into the fourth quarter. Looking ahead, the Company expects to maintain strong momentum across both its recurring and repeatable  revenue streams.

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Third Quarter and First THREE QUARTERS 2025 Financial Results

Revenues

Total revenues were $27.0 million in the third quarter of 2025, a 7.3% year-over-year increase, underscoring our commitment to consistent and strategic execution. For the first three quarters of 2025, Blink reported total revenue of $76.5 million compared to revenue of $96.0 million in the first three quarters of 2024.

Product Revenues were $13.0 million in the third quarter of 2025, compared to $13.4 million in the third quarter of 2024. In the first three quarters of 2025, product revenues were $35.9 million compared to $64.5 million during the same period last year. We remain focused on selective projects based on associated profitability, as we return to a scalable and disciplined growth trajectory .

Service Revenues, which consist of repeat charging service revenues, recurring network fees, and car-sharing service revenues, increased by $3.1 million or 35.5% to $11.9 million in the third quarter of 2025, compared to service revenues of $8.8 million in the third quarter of 2024, primarily driven by greater utilization of chargers and an increased number of chargers on the Blink networks.

Service Revenues for the first three quarters of 2025 were $34.2 million compared to $25.0 million in the first three quarters of 2024, a 36.9% increase.

Other Revenues, which comprised warranty fees, grants and rebates, and additional sources, were $2.1 million in the third quarter of 2025, compared to $3.0 million in the third quarter of 2024. For the first three quarters of 2025, other revenues totaled $6.3 million as compared to $6.5 million in the first three quarters of 2024.

Gross Profit

Gross profit was $9.7 million, or 35.8% of revenues in the third quarter of 2025, compared to gross profit of $9.1 million, or 36.2% of revenues, in the third quarter of 2024.

Gross profit in the first three quarters of 2025 was $19.1 million or 25.0% of revenues compared to $33.3 million or 34.6% of revenues in the same prior year period. For the three quarters of 2025, gross profit was impacted primarily by non-cash inventory and PP&E impairment adjustment of $6.4 million related to obsolete inventory and PP&E items in the second quarter of 2025. Excluding the impact of these largely one-time, non-cash charges, the gross profit in the three quarters of 2025 would have been $25.6 million or 33.4% gross profit margin.

Operating Expenses

Operating expenses in the third quarter of 2025 were $9.9 million compared to $97.3 million in the third quarter of 2024. Excluding the impact of the favorable, non-cash change in fair value of consideration payable of $11.7 million and $2.0 million of  the favorable adjustment in the allowance for doubtful accounts receivable, the total operating expenses in the third quarter of 2025 were $23.6 million. In the third quarter of 2024, excluding the non-cash charges of $69.5 million for impairment of goodwill and non-cash change in fair value of consideration payable, total operating expenses were $27.9 million. Excluding these charges, operating expenses in the third quarter of 2025 decreased 15% year-over-year.

Moreover, in the third quarter of 2025, total operating expenses included $3.0 million of expenses that have been eliminated on a go-forward basis and are not expected to reoccur. Excluding these expenses and non-cash charges, total operating expenses in third quarter would have been $20.6 million, representing a year-over-year decrease of 26% and a sequential decrease of 15%.

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Operating expenses in the first three quarters of 2025  were $72.6 million compared to $159.6 million in the first three quarters of 2024. Excluding the net impact of the non-cash change in fair value of consideration payable and  adjustment in the allowance for doubtful accounts receivable, the total operating expenses in the first three quarters of 2025 were $76.6 million. In the first three quarters of 2024, excluding the non-cash charges of $71.9 million for impairment of goodwill and non-cash change in fair value of consideration payable, total operating expenses were $87.7 million. Excluding these non-cash charges, operating expenses for the first three quarters of 2025 decreased 13% year-over-year.

Net Loss and Loss Per Share

Net Loss for the third quarter of 2025 was $(0.09) million, or $(0.00) per basic  and diluted share, compared to a net loss of $(87.4) million, or loss of $(0.86) per basic and diluted share in the third quarter of 2024. Net loss in the first three quarters of 2025 was $(52.8) million or loss of $(0.50) per basic and diluted share, compared to a net loss in the first three quarters of 2024 of $(124.6) million or loss of $(1.24) per basic and diluted share.

As of September 30, 2025, Blink’s weighted average number of shares outstanding was 109.1 million. As of September 30, 2024, the weighted average number of shares outstanding was 101.1 million.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA for the third quarter of 2025 was a loss of $(8.9) million compared to an adjusted EBITDA loss of $(14.0) million in the same period of 2024. Adjusted EBITDA for the first three quarters of 2025 was a loss of $(49.7) million compared to an adjusted EBITDA loss of $(38.9) million in the same period of 2024.

Adjusted EBITDA (defined as earnings/loss before interest income/expense, provision for income taxes, depreciation and amortization, stock-based compensation, acquisition related costs, impairment of goodwill and intangible assets, estimated loss related to underperforming assets of subsidiary, change in fair value related to consideration payable, assets impairments) is a non-GAAP financial measure management uses as a proxy for net income/loss. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Adjusted EPS for the third quarter of 2025 was a loss of $(0.10) compared to an adjusted EPS loss of $(0.16) in the third quarter of 2024. Adjusted EPS in the first three quarters of 2025 was a loss of $(0.54) compared to an adjusted EPS loss of $(0.47) in the same period of 2024.

Adjusted EPS (defined as earnings/loss per diluted share) is a non-GAAP financial measure management uses to assess earnings/loss per diluted share excluding non-recurring items such as amortization expense of intangible assets, acquisition-related costs, impairment of goodwill and intangible assets, estimated loss related to disposal of underperforming subsidiary, change in fair value related to consideration payable, and assets impairments. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

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Cash Liquidity

As of September 30, 2025, cash, cash equivalents, and marketable securities totaled $23.1 million compared to $55.4 million as of December 31, 2024. As of June 30, 2025, cash and cash equivalents totaled $25.3 million. Blink had no cash debt as of September 30, 2025.

EARNINGS CONFERENCE CALL

Blink Charging will host a conference call and webcast to discuss third quarter 2025 results today, November 6, 2025, at 4:30 PM, Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link:

https://www.webcaster5.com/Webcast/Page/2468/53181

To participate in the call by phone, dial (877) 550-1707 approximately five minutes prior to the scheduled start time. International callers please dial +1 (848) 488-9020. Callers should use conference ID: Blink Charging.

A replay of the teleconference will be available until December 6, 2025, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 53181.

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BLINK CHARGING CO.

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

(unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Product sales	$13,035	$13,448	$35,924	$64,538
Charging service revenue	7,758	5,254	22,229	15,217
Network fees	2,874	2,332	8,454	6,304
Warranty	1,486	1,405	4,023	3,698
Grant and rebate	59	982	251	1,617
Car-sharing services	1,231	1,168	3,517	3,467
Other	587	598	2,053	1,176

Total Revenues	27,030	25,187	76,451	96,017

Cost of Revenues:
Cost of product sales	7,987	9,122	30,571	39,965
Cost of charging services	1,354	724	3,320	1,924
Host provider fees	3,852	2,982	11,779	9,306
Network costs	627	577	1,726	1,816
Warranty and repairs and maintenance	784	294	2,915	1,880
Car-sharing services	1,439	1,156	3,190	3,302
Depreciation and amortization	1,321	1,213	3,821	4,573

Total Cost of Revenues	17,364	16,068	57,322	62,766

Gross Profit	9,666	9,119	19,129	33,251

Operating Expenses:
Compensation	11,528	15,159	38,849	47,770
General and administrative expenses	5,455	7,972	26,135	23,782
Other operating expenses	4,589	4,739	16,877	16,135
Change in fair value of consideration payable	(11,701)	364	(9,238)	2,811
Impairment of goodwill	-	69,111	-	69,111
Total Operating Expenses	9,871	97,345	72,623	159,609

Loss From Operations	(205)	(88,226)	(53,494)	(126,358)

Other Income (Expense):
Interest income (expense)	13	(2)	28	(475)
Gain on extinguishment of notes payable	-	36	-	36
Change in fair value of derivative and other accrued liabilities	(1)	4	(8)	(11)
Gain on extinguishment of notes payable	2	(2)	2	(2)
Dividend and interest income	145	783	883	2,363

Total Other Income	159	819	905	1,911

Loss Before Income Taxes	(46)	(87,407)	(52,589)	(124,447)

Provision for income taxes	(40)	18	(163)	(174)

Net Loss	$(86)	$(87,389)	$(52,752)	$(124,621)

Net Loss Per Share:
Basic	$(0.00)	$(0.86)	$(0.50)	$(1.24)
Diluted	$(0.00)	$(0.86)	$(0.50)	$(1.24)

Weighted Average Number of Common Shares Outstanding:
Basic	109,110,766	101,113,655	104,849,997	100,676,840
Diluted	109,110,766	101,113,655	104,849,997	100,676,840

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BLINK CHARGING CO.

Condensed Consolidated Balance Sheets

(in thousands, except for share amounts)

	September 30,	December 31,
	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$23,110	$41,774
Marketable securities	-	13,630
Accounts receivable, net	33,801	41,590
Inventory, net	31,427	38,280
Prepaid expenses and other current assets	9,531	5,878

Total Current Assets	97,869	141,152

Restricted cash	86	78
Property and equipment, net	37,661	38,671
Operating lease right-of-use asset	6,961	9,212
Intangible assets, net	8,397	10,388
Goodwill	19,639	17,897
Other assets	664	590

Total Assets	171,277	217,988

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	25,730	28,888
Accrued expenses and other current liabilities	14,846	10,272
Current portion of earn-out liabilities	1,184	-
Notes payable	265	265
Notes payable- related party	114	-
Current portion of operating lease liabilities	2,364	3,216
Current portion of financing lease liabilities	36	34
Current portion of deferred revenue	16,578	16,569

Total Current Liabilities	61,117	59,244

Consideration payable, non-current portion	-	21,028
Earn-out liabilities, non-current portion	1,010	-
Operating lease liabilities, non-current portion	5,167	7,162
Financing lease liabilities, non-current portion	70	97
Deferred revenue, non-current portion	7,314	8,311
Other liabilities	5,819	3,444

Total Liabilities	80,497	99,286

Commitments and contingencies (Note 9)

Stockholders’ Equity:
Preferred stock, $0.001 par value, 40,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 114,414,147 and 101,970,907 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	114	102
Additional paid-in capital	876,253	860,300
Accumulated other comprehensive (loss)	3,020	(5,845)
Accumulated deficit	(788,607)	(735,855)

Total Stockholders’ Equity	90,780	118,702

Total Liabilities and Stockholders’ Equity	$171,277	$217,988

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BLINK CHARGING CO. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For The Nine Months Ended
	September 30,
	2025	2024
Cash Flows From Operating Activities:
Net loss	$(52,752)	$(124,621)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,152	9,566
Non-cash lease expense	2,992	1,473
Non-cash gain on lease termination	(72)	-
Loss on disposal of property and equipment	5,712	598
Change in fair value of derivative and other accrued liabilities	8	11
Change in fair value of consideration payable	(9,238)	2,811
Provision for slow moving and obsolete inventory	4,571	1,306
Provision for credit losses	5,241	1,895
Gain on extinguishment of notes payable	-	(36)
Impairment of goodwill	-	69,111
Stock-based compensation	2,186	2,877

Changes in operating assets and liabilities:
Accounts receivable	4,022	(4,970)
Inventory	31	(651)
Prepaid expenses and other current assets	(2,283)	2,024
Interco	-	-
Other assets	(44)	45
Accounts payable and accrued expenses and other current liabilities	9,724	(1,086)
Other liabilities	(4,366)	-
Lease liabilities	(3,645)	(1,289)
Deferred revenue	(1,779)	6,106

Total Adjustments	21,212	89,791

Net Cash Used In Operating Activities	(31,540)	(34,830)

Cash Flows From Investing Activities:
Proceeds from sale of marketable securities	13,630	6,750
Proceeds from sale of equity method investment	223	-
Purchase consideration of Zemetric, net of cash acquired	(207)	-
Purchase of marketable securities	-	(958)
Capitalization of engineering costs	(205)	(161)
Proceeds from government grants	1,952	-
Purchases of property and equipment	(4,225)	(9,577)

Net Cash Provided By (Used In) Investing Activities	11,168	(3,946)

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering, net (1)	891	25,070
Repayment of note payable	-	(37,881)
Repayment of financing liability in connection with finance lease	(26)	(582)
Payment of financing liability in connection with internal use software	-	(338)

Net Cash Provided By (Used In) Financing Activities	865	(13,731)

Effect of Exchange Rate Changes on Cash and Cash Equivalents and Restricted Cash	851	1,190

Net Decrease In Cash and Cash Equivalents and Restricted Cash	(18,656)	(51,317)

Cash and Cash Equivalents and Restricted Cash - Beginning of Period	41,852	98,800

Cash and Cash Equivalents and Restricted Cash - End of Period	$23,196	$47,483

Cash and cash equivalents and restricted cash consisted of the following:	$23,110	$47,406
Cash and cash equivalents	86	77
Restricted cash	$23,196	$47,483

(1)	For the nine months ended September 30, 2025, includes gross proceeds of $909, less issuance costs of $18.

(1)	For the nine months ended September 30, 2024, includes gross proceeds of $25,651, less issuance costs of $581.

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Non-GAAP Financial Measures

The following table reconciles Net Loss attributable to Blink Charging to EBITDA and Adjusted EBITDA for the periods shown:

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net Loss	$(86)	$(87,389)	$(52,752)	$(124,621)
Add:
Interest Expense	(13)	2	28	475
Provision for Income Taxes	47	(18)	316	174
Depreciation and amortization	2,563	2,987	8,153	9,566
EBITDA	2,511	(84,418)	(44,255)	(114,406)
Add:
Stock-based compensation	435	926	2,142	2,877
Acquisition-related costs	-	-	-	26
Impairment of goodwill and intangible assets	-	69,111	-	69,111
Estimated loss related to underperforming assets of subsidiary	-	-	-	676
Change in fair value related to consideration payable	(11,701)	364	(9,238)	2,811
Assets Impairment	(112)	-	1,620	-
Adjusted EBITDA	$(8,867)	$(14,017)	$(49,731)	$(38,905)

The following table reconciles EPS attributable to Blink Charging to Adjusted EPS for the periods shown:

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net Income - per diluted share	$(0.00)	$(0.86)	$(0.50)	$(1.24)
Per diluted share adjustments:
Add:
Amortization expense of intangible assets	0.01	0.02	0.03	0.05
Acquisition-related costs	-	-	-	0.00
Impairment of goodwill and intangible assets	-	0.68	-	0.69
Estimated loss related to disposal of underperforming subsidiary	-	-	-	0.01
Change in fair value related to consideration payable	(0.11)	0.00	(0.09)	0.03
Assets Impairment	(0.00)	-	0.02	-
Adjusted EPS	$(0.10)	$(0.16)	$(0.54)	$(0.47)

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Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that is considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income (Loss) or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are, therefore, considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings (loss) attributable to Blink Charging before interest income (expense), provision for income taxes, depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for non-recurring or non-cash items such as stock-based compensation, acquisition related costs, impairment of goodwill and intangible assets, estimated loss related to underperforming assets of subsidiary, change in fair value related to consideration payable, assets Impairments is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

About Blink Charging

Blink Charging Co. (NASDAQ: BLNK) is a global leader in electric vehicle (EV) charging equipment and services, enabling drivers, hosts, and fleets to easily transition to electric transportation through innovative charging solutions. Blink’s principal line of products and services include Blink’s EV charging networks (“Blink Networks”), EV charging equipment, and EV charging services. Blink Networks use proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

For more information, please visit https://blinkcharging.com/.

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Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink and members of its management, as well as the assumptions on which such statements are based, including Blink’s expectation of achieving continued sequential revenue growth in last quarter of 2025 with positive trends continuing into the fourth quarter, and maintaining strong momentum across both its recurring and project-based revenue streams. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties (many of which are outside of Blink’s control), including the risk factors described in Blink’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

Vitalie Stelea
IR@BlinkCharging.com

Blink Media Contact

Felicitas Massa
PR@BlinkCharging.com

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